Exhibit 99.4

AMENDMENT NO. 1 TO share purchase and sale AGREEMENT

This Amendment No. 1 to Share Purchase and Sale Agreement (this “Amendment”) is entered into as of August 12, 2015, between Kingsford Resources Limited, a company organized under the laws of British Virgin Islands (the “Purchaser”), and CDH Inservice Limited, a company organized under the laws of the British Virgin Islands (the “Seller”).

WITNESSETH:

WHEREAS, the Purchaser and the Seller are parties to that certain Share Purchase and Sale Agreement, dated as of January 4, 2015 (the “Agreement”);

WHEREAS, the Purchase and Seller wish to change the delivery date of Transaction Part Two (as defined in the Agreement) from January 15, 2016 to August 15, 2015; and

WHEREAS, pursuant to Section 4.03 of the Agreement, the Purchaser and the Seller may supplement or amend the Agreement.

NOW, THEREFORE, in consideration of these premises and mutual agreements set forth herein, the parties agree as follows:

1.            Amendment of Section 1.03(a). The second sentence of Section 1.03(a) of the Agreement is replaced by the following:

 “The Seller shall, by executing and delivering share transfer forms evidencing the transfer, deliver to the Purchaser 3,865,574 ADSs or its equivalent in Ordinary Shares on or prior to August 15, 2015, and the Purchaser shall pay to the Seller 25% of the Total Purchase Price on or prior to June 30, 2016, and the remaining 25% of the Total Purchase Price on or prior to December 20, 2016 (“Transaction Part Two”).”

  2.           Amendment of Section 1.03(b). The first sentence of Section 1.03(b) of the Agreement is replaced by the following:

“At any time between January 15, 2015 and August 15, 2015, the Purchaser shall have the option to notify in writing (the “Purchaser Notice”) to the Seller to increase the number of Securities to be delivered to the Purchaser.”

3.             Amendment of Section 1.04(c). Section 1.04(c) of the Agreement is replaced by the following:

“(c) If any Purchaser Payment Default has occurred and is continuing, the Seller shall have the option (the “Termination Option”) to either (i) cancel Transaction Part Two or (ii) deliver any portion of the remaining Securities and continue Transaction Part Two in August 2015, provided that the Seller shall exercise the Termination Option between August 15, 2015 and September 15, 2015.”

4.            The Agreement, as modified by this Amendment, shall be deemed effective as of the date first written above, as if executed on such date, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contains the entire agreement among the parties with respect to the subject matter thereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

5.            Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6.            Section 4.06 “Governing Law” of the Agreement is incorporated by reference herein.

7.            This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

(Signatures on following page)

IN WITNESS WHEREOF, the parties have duly executed this Amendment, all as of the day and year first above written.

Kingsford Resources Limited, as the Purchaser

By:	/s/ Hu Yinan
Name:	Hu Yinan

Title:	Director

CDH Inservice Limited, as the Seller

By:	/s/ Shang Xiaojun
Name:	Shang Xiaojun

Title:	Director

Signature Page to Amendment No. 1 to Share Purchase and Sale Agreement